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                                                                   Exhibit 10.89

                            RW ACQUISITION, L.L.C.
                       1010 North Glebe Road, Suite 800
                          Arlington, Virginia  22201


                                                                    June 2, 2000



          Robert J. Galle
          Chief Executive Officer
          Airadigm Communications, Inc.
          PO Box 206
          Little Chute, WI  54140

          Re:  Working Capital Financing

          Dear Bob:

          This letter relates to the Asset Purchase Agreement (the "Agreement"), as supplemented, dated June 2, 2000, between Airadigm Communications, Inc. ("Airadigm" or "Debtor") and RW Acquisition, L.L.C. ("RW" or the "Buyer"), contemplating the acquisition (the "Transaction") of substantially all of Airadigm's assets.

          The Agreement provides in Section 2.4 that RW intends to provide, or cause its designee to provide, Airadigm with a working capital loan (the "Working Capital Loan"). References in this letter to RW may be deemed to refer to RW's designee, but RW will remain liable for all obligations hereunder. This letter of intent ("Working Capital LOI") sets forth our understanding concerning the terms and conditions upon which RW will provide the Working Capital Loan, and will serve as the basis for the preparation of a definitive agreement.

          The principal terms of our agreement are as follows:

               1.  Amount of Advances. Commencing on the later of June 1, 2000
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          and the date of receipt of any necessary court approval, and continuing on the first of each succeeding month until RW's obligation to make Advances has terminated pursuant to Section 2 below (the "Termination of Advances"), RW will advance to Airadigm the sum of six hundred thousand dollars ($600,000) (subject to increase pursuant to section 4 of the Construction Management Agreement entered into concurrently herewith between Airadigm and
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          Robert J. Galle
          June 6, 2000
          Page 2


          TeleCorp Communications, Inc.) in immediately available funds (the "Advances") to be used to meet Airadigm's working capital needs in accordance with the budget attached hereto as Exhibit A and made a part hereof (the "Budget"). Airadigm shall provide RW with updates of the Budget each week during the term of this Agreement. Airadigm shall not make expenditures in excess of the amounts set forth in the Budget without the prior written consent of RW. To the extent that Airadigm proposes working capital requirements in any month in excess of $600,000, RW shall have the right to direct where the proceeds of the Working Capital Loan shall be applied.

               2.  Termination of Advances. RW shall continue to make Advances
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          until the earlier of (i) the closing of the Transaction, (ii) the termination of the Agreement as provided for therein, or (iii) delivery by one party to the other of a notice that the advances will cease (a "Cessation Notice"). A Cessation Notice may be delivered by either party to the other at any time if the FCC denies or dismisses the FCC Petition. A Cessation Notice may be delivered by RW to Airadigm at any time (i) after four Advances have been made, if the FCC has not by the date of such notice granted or denied or dismissed the FCC Petition, (ii) if Airadigm terminates the management agreement entered into between Airadigm and an affiliate of RW concurrently herewith pursuant to section 3(c) thereof, or (iii) if Airadigm makes expenditures in excess of the amounts set forth in the Budget without the prior written consent of RW.

               3.  Use of Proceeds. The Working Capital Loan proceeds shall be
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          used only to pay ordinary and reasonable working capital requirements, consistent with prior practice and in accordance with the Budget.

               4.  Interest Rate. Interest shall accrue on the unpaid principal
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          balance at a rate per annum equal to eleven percent (11%). Interest shall be calculated on the basis of actual days elapsed, and shall accrue quarterly, commencing on July 3, 2000, and continuing on the first business day of each succeeding October, January, April and July thereafter.

               5.  Payments. No payments shall be due until maturity. Interest
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          shall be added to the principal amount on the date that it accrues.

               6.  Maturity Date. The principal amount of the Working Capital
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          Loan and accrued but unpaid interest thereon shall be due and payable in full on the earlier of: (i) the closing of the Transaction, (ii) 180 days after the Termination of Advances.
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          Robert J. Galle
          June 6, 2000
          Page 3


               7.  Collateral. The Collateral shall be the same property, assets
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          and interests identified as collateral under the Debtor-in-Possession
          Loan provided by Ericsson to Airadigm (the "Ericsson DIP").

               8.  Lien Priority; Subordination. RW's security interest shall be
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          a lien junior in priority only to the lien created by the Ericsson DIP and to the prepetition liens of Ericsson and OEDA; provided, however, that Ericsson and OEDA shall agree to subordinate their right of payment under the Ericsson DIP in favor of RW for repayment of the Working Capital Loan under all circumstances, including but not limited to upon liquidation. In addition, pursuant to 11 U.S.C. Sections 364(c)(1) and 507(b), the Working Capital Loan shall have priority over all other administrative expenses except Chapter 11 attorney's fees and Chapter 11 employee claims up to an aggregate amount equal to $500,000, but including those that may be incurred in a subsequent Chapter 7 case; provided, however, that RW's superpriority administrative claim hereunder shall be pari passu with the superpriority administrative claim created pursuant to the Ericsson DIP. RW's Collateral shall be protected against any surcharge under 11 U.S.C. Section 506(c), without the express written consent of the Buyer.

               9.  Conditions Precedent. RW's provision of the Working Capital
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          Loan shall be subject to the following:

               9.1  Airadigm and RW shall have executed the Agreement.

               9.2 Airadigm and RW shall have executed a definitive Debtor-In-Possession Loan Agreement and related documentation that shall embody the terms set forth herein and contain customary representations, warranties, covenants and conditions such as those contained in the Ericsson DIP.

               9.3 The Bankruptcy Court shall have approved the Working Capital LOI without material modification and authorized Airadigm to make the borrowings contemplated by its terms.

               10. Defaults. In addition to the customary default provisions,
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          the Working Capital Loan shall be in default if Airadigm shall file an application for assignment or transfer of control of its business or its licenses other than as provided in the Plan or if the Agreement is terminated due to a breach by Airadigm.
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          Robert J. Galle
          June 6, 2000
          Page 4


               11.  Governing Law. To the extent the matter set forth in this
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          Working Capital LOI is governed by state law, it shall be governed by and shall be construed in accordance with the laws of the State of New York, without reference to choice of law provisions thereof. The parties hereto submit to the jurisdiction of the Bankruptcy Court in which Airadigm's Chapter 11 case is currently pending.

               12.  Letter of intent. Airadigm and RW recognize that Airadigm
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          cannot enter into a binding agreement for Debtor-In-Possession financing without Court approval and that this Working Capital LOI and the transaction and documentation contemplated by it is subject to and contingent on Bankruptcy Court approval. Airadigm and RW covenant and agree that they shall use all commercially reasonable efforts to obtain court approval of the terms and conditions of this Working Capital LOI, making such non-material modifications as the Court may require in an effort to preserve the bargain intended to be struck by the parties.

               13.  Counterparts. This Working Capital LOI may be executed in
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          any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one in the same instrument. Facsimile signatures are acceptable.

               14.  Notices. Notices shall be given to the same parties as
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          identified in Section 10.3 of the Agreement.

          If the foregoing accurately sets forth our understanding, we request that you evidence your approval by signing the copy of this letter and returning it to the undersigned.
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          Robert J. Galle
          June 6, 2000
          Page 4


          Sincerely,



          RW ACQUISITION, L.L.C.


          By
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          Its
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          ACCEPTED AND AGREED TO this _____ of May, 2000.


          AIRADIGM COMMUNICATIONS, INC.


          By
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          Its
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